                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- - --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      American Superconductor Corporation
                (Name of Registrant as Specified In Its Charter)

                      American Superconductor Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- - --------------------------------------------------------------------------------

                      AMERICAN SUPERCONDUCTOR CORPORATION

                              TWO TECHNOLOGY DRIVE
                          WESTBOROUGH TECHNOLOGY PARK
                        WESTBOROUGH, MASSACHUSETTS 01581

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON FRIDAY, SEPTEMBER 6, 1996

     The Annual Meeting of Stockholders of American Superconductor Corporation (the "Company") will be held at the offices of the Company, Two Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581 on Friday, September 6, 1996 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect directors for the ensuing year.

     2. To approve the 1996 Stock Incentive Plan, as described in the Proxy Statement.

     3. To ratify the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on July 24, 1996 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          RAMESH L. RATAN, Secretary

Boston, Massachusetts
July 29, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                      AMERICAN SUPERCONDUCTOR CORPORATION

                              TWO TECHNOLOGY DRIVE
                          WESTBOROUGH TECHNOLOGY PARK
                        WESTBOROUGH, MASSACHUSETTS 01581

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 6, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Superconductor Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on September 6, 1996 and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     On July 24, 1996, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 9,561,307 shares of Common Stock of the Company (constituting all of the voting stock of the Company). Holders of Common Stock are entitled to one vote per share.

     The Company's Annual Report for the fiscal year ended March 31, 1996 ("fiscal 1996") will be mailed to stockholders, along with these proxy materials, on or about August 7, 1996.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, TWO TECHNOLOGY DRIVE, WESTBOROUGH TECHNOLOGY PARK, WESTBOROUGH, MASSACHUSETTS 01581.

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting on the matter is required for the election of directors, and the affirmative vote of a majority of the shares of Common Stock voting on the matter is required for the approval of the 1996 Stock Incentive Plan and the ratification of the selection by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters (such as the matters being presented for stockholder approval at this meeting) that require the affirmative vote of a plurality or a majority of the shares voting on the matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of April 30, 1996 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director or nominee for director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Senior Executives"), and (iv) by all current directors and executive officers as a group:

                                                            NUMBER OF SHARES     PERCENTAGE OF
                                                              BENEFICIALLY        COMMON STOCK
                       BENEFICIAL OWNER                         OWNED(1)         OUTSTANDING(2)
    ------------------------------------------------------  ----------------     --------------
    DIRECTORS OR NOMINEES
    Gregory J. Yurek......................................       393,812(3)            4.0%
    John B. Vander Sande..................................       119,062(4)            1.2%
    Peter O. Crisp........................................        54,103(5)              *
    Frank Borman..........................................        24,000(6)              *
    George W. McKinney, III...............................        11,500(7)              *
    Richard Drouin........................................             0                 *
    OTHER SENIOR EXECUTIVES
    Alexis P. Malozemoff..................................       127,300(8)            1.3%
    Gero Papst............................................        58,500(9)              *
    Ramesh L. Ratan.......................................        27,000(10)             *
    John D. Scudiere......................................        14,000(11)             *
    All current directors and executive officers as a
      group (12 persons)..................................       844,877(12)           8.3%

- - ---------------
* Less than 1%.

 (1) The inclusion of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options that are currently exercisable or exercisable within 60 days after April 30, 1996, and any reference below to shares subject to outstanding stock options held by the person in question refers only to such stock options.

 (2) Number of shares deemed outstanding includes 9,555,475 shares outstanding as of April 30, 1996, plus any shares subject to outstanding stock options held by the person in question.

 (3) Includes 6,562 shares held by Dr. Yurek's wife and minor children and 267,250 shares subject to outstanding stock options.

 (4) Includes 22,500 shares subject to outstanding stock options.

 (5) Includes (i) 3,000 shares held by Mr. Crisp's wife and (ii) 22,500 shares subject to outstanding stock options. Mr. Crisp disclaims beneficial ownership of the shares held by his wife.

 (6) Includes 21,000 shares subject to outstanding stock options.

 (7) Comprised of 11,500 shares subject to outstanding stock options.

 (8) Includes 109,300 shares subject to outstanding stock options.

 (9) Comprised of 58,500 shares subject to outstanding stock options.

(10) Includes 25,000 shares subject to outstanding stock options.

(11) Comprised of 14,000 shares subject to outstanding stock options.

(12) Includes 567,150 shares subject to outstanding stock options.

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect as directors the six nominees named below, all of whom are presently directors of the Company, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders (subject to the election and qualification of his successor and to his earlier death, resignation or removal).

NOMINEES

     Set forth below, for each nominee, are his name and age, his positions with the Company, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of the
Company:

     GREGORY J. YUREK, age 49, co-founded the Company in 1987 and has been President since March 1989, Chief Executive Officer since December 1989 and Chairman of the Board since October 1991. Prior to joining the Company, Dr. Yurek was a Professor of Materials Science and Engineering at MIT for 13 years. Dr. Yurek has been a director of the Company since 1987.

     FRANK BORMAN, age 68, has been Chairman of the Board of AutoFinance Group, Inc., an automotive finance company, since December 1993 and has been Chief Executive Officer and President of Patlex Corporation, a company engaged in enforcing and exploiting laser-related patents, since 1989. From 1976 to 1986, Mr. Borman was Chairman and Chief Executive Officer of Eastern Airlines, Inc. Mr. Borman was the Commander of the Apollo 8 Mission in 1968 and retired from the Air Force in 1970. Mr. Borman is a director of Outboard Marine Corporation, The Home Depot, Inc. and Thermo Instrument Systems and a Trustee of National Geographic. Mr. Borman is also a consultant to the Company. Mr. Borman has been a director of the Company since 1992.

     PETER O. CRISP, age 63, has been a General Partner of Venrock Associates, a venture capital firm based in New York, since 1969. Mr. Crisp is also a director of Apple Computer, Inc., Evans & Sutherland Computer Corporation, Long Island Lighting Co., Thermedics, Inc., Thermo Electron Corporation, Thermo Power Corporation, ThermoTrex Corporation and United States Trust Corporation. Mr. Crisp has been a director of the Company since 1987.

     RICHARD DROUIN, age 64, has been an attorney at McCarthy Tetreault, a law firm based in Montreal, Canada, since December 1995. Mr. Drouin was the Chairman and Chief Executive Officer of Hydro-Quebec, a power company based in Canada, from April 1988 to September 1995 and has been a director of Hydro-Quebec since September 1995. Mr. Drouin is also a director of Abitibi Price Inc., CT Financial Services Inc., Provigo Inc., Stelco Inc., CocaCola Beverages Inc., Tele-Metropole Inc. and Memotec Communications Inc. Mr. Drouin is also a consultant to the Company. Mr. Drouin has been a director of the Company since February 1996.

     GEORGE W. MCKINNEY, III, age 52, has been President and Chief Executive Officer of GelSciences, Inc., a venture-backed chemicals company, since September 1992 and a Managing Director of Beacon Venture Management since January 1990. Dr. McKinney served as President of the Company from its founding until March 1989 and as Chairman of the Board from its founding until December 1989. Dr. McKinney is also a director of Integra Life Sciences Corporation. Dr. McKinney has been a director of the Company since 1987.

     JOHN B. VANDER SANDE, age 52, co-founded the Company. He has been a professor at MIT specializing in the microstructure of materials since 1971 and became Associate Dean of Engineering at MIT in 1992.

Dr. Vander Sande is also a consultant to the Company. Dr. Vander Sande has been a director of the Company since 1990.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee met once during fiscal 1996 to review the effectiveness of the auditors during the annual audit and to discuss the Company's internal accounting control policies and procedures. The current Audit Committee members are Dr. Vander Sande (Chairman), Mr. Borman and Dr. McKinney.

     The Company has a standing Compensation Committee of the Board of Directors, which makes compensation decisions regarding the officers of the Company, provides recommendations to the Board regarding compensation programs of the Company and administers and authorizes stock option grants under the 1987 Stock Plan, the 1993 Stock Option Plan and the 1994 Director Stock Option Plan and, if it is approved, will administer and authorize stock, stock options and other grants under the 1996 Stock Incentive Plan. The Compensation Committee met seven times during fiscal 1996. The current members of the Compensation Committee are Mr. Crisp (Chairman), Dr. McKinney and Dr. Vander Sande.

     The Board of Directors met eight times during fiscal 1996. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he then served.

DIRECTORS' COMPENSATION

     Directors of the Company currently receive no compensation for their services as directors, other than through the grant of options under the 1994 Director Stock Option Plan (the "1994 Director Plan").

     Pursuant to the 1994 Director Plan, on July 29, 1994 each non-employee director of the Company was granted an option to purchase 36,000 shares of Common Stock of the Company. In addition, each non-employee director of the Company who is initially elected to the Board of Directors after July 29, 1994 is granted an option to purchase 36,000 shares of Common Stock upon his or her initial election to the Board of Directors. Each option granted under the 1994 Director Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the 1994 Director Plan become exercisable in equal annual installments over a four-year period. Notwithstanding these vesting schedules, all outstanding options under the 1994 Director Plan become exercisable in full in the event of a "change in control" of the Company (as defined in the 1994 Director Plan). The term of each option granted under the 1994 Director Plan is ten years, provided that, in general, an option may be exercised only while the director continues to serve as a director of the Company or within 60 days thereafter. On February 23, 1996, Mr. Drouin was granted an option under the 1994 Director Plan for 36,000 shares of Common Stock at an exercise price of $14.00 per share.

     Mr. Borman was paid $6,000 during fiscal 1996 as consideration for consulting services provided to the Company pursuant to a consulting agreement with the Company under which the Company will pay Mr. Borman $500 per month until the agreement is terminated by either party upon notice. Dr. Vander Sande was paid $12,000 during fiscal 1996 for consulting services provided to the Company pursuant to a consulting agreement with the Company under which the Company will pay Dr. Vander Sande $1,000 per month until the agreement is terminated by either party upon notice. Before he was elected a director of the Company, Mr. Drouin was paid $9,000 during fiscal 1996 for consulting services provided to the Company pursuant to a consulting agreement with the Company. Under this agreement, the Company will pay Mr. Drouin $1,500 per month until the agreement is terminated by either party upon notice.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Company's Chief
Executive Officer and the Company's four other most highly compensated executive officers for fiscal 1996 (the Senior Executives).

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                   ANNUAL                     NUMBER OF
                                               COMPENSATION(1)                  SHARES
             NAME AND               FISCAL     ---------------                UNDERLYING       ALL OTHER
        PRINCIPAL POSITION           YEAR          SALARY          BONUS       OPTIONS        COMPENSATION
        ------------------          ------     ---------------     -----     ------------     ------------
Gregory J. Yurek..................   1996          $295,000           --          80,000       $106,334(2)
  President and Chief                1995           291,250           --         150,000           1,420(3)
  Executive Officer                  1994           247,917           --              --           1,341(3)

Gero Papst........................   1996           210,070(4)     8,125          25,000           7,029(5)
  Managing Director,                 1995           189,277(4)        --          15,000           6,025(5)
  American Superconductor            1994           163,763(4)        --              --           5,214(5)
  Europe GmbH

Ramesh L. Ratan...................   1996           190,000        7,600          25,000              --
  Chief Financial Officer,           1995            45,429(6)        --         125,000          20,000(7)
  Treasurer and Secretary            1994               N/A           --             N/A              --

Alexis P. Malozemoff..............   1996           183,000        7,320          20,000              --
  Chief Technical                    1995           175,500           --         117,500              --
  Officer                            1994           163,250           --              --              --

John D. Scudiere..................   1996           143,333           --          40,000              --
  Vice President,                    1995           126,667           --          40,000           4,000(8)
  Operations                         1994               N/A          N/A             N/A              --

- - ---------------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary of the Senior Executive.

(2) Represents the forgiveness of $104,779 (consisting of principal and associated interest) loaned by the Company to Dr. Yurek and $1,555 of insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek's wife is the beneficiary of this insurance policy.

(3) Represents insurance premiums paid by the Company for a term life insurance policy on Dr. Yurek. Dr. Yurek's wife is the beneficiary of this insurance policy.

(4) The Company pays the salary of Dr. Papst in Deutschemarks. The salaries presented in U.S. dollars are calculated based on the average exchange rate of the Deutschemark for the relevant fiscal year.

(5) Represents amounts contributed by the Company to Dr. Papst's pension plan as required by German law.

(6) Mr. Ratan joined the Company in January 1995 and consequently received compensation only for a portion of the fiscal year ended March 31, 1995.

(7) Constitutes a signing bonus paid to Mr. Ratan.

(8) Represents amount paid by the Company to Mr. Scudiere for costs related to relocating to the Westborough, Massachusetts area.


OPTION GRANTS

     The following table sets forth certain information concerning the stock options granted by the Company during fiscal 1996 to each of the Senior
Executives.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                            INDIVIDUAL GRANTS
                         --------------------------------------------------------       VALUE AT ASSUMED
                                        PERCENT OF                                   ANNUAL RATES OF STOCK
                         NUMBER OF        TOTAL
                           SHARES        OPTIONS                                     PRICE APPRECIATION FOR
                         UNDERLYING     GRANTED TO       EXERCISE                        OPTION TERM(2)
                          OPTIONS      EMPLOYEES IN       PRICE        EXPIRATION    ----------------------
   EXECUTIVE OFFICER      GRANTED      FISCAL YEAR     PER SHARE(1)       DATE          5%          10%
   -----------------     ----------    ------------    ------------    ----------    --------    ----------
Gregory J. Yurek.......    80,000          19.2%          $13.50         2/2/2006    $679,200    $1,721,600
Gero Papst.............    15,000           3.6%          $11.25        11/7/2005    $106,200    $  268,950
                           10,000           2.4%          $13.50         2/2/2006    $ 84,900    $  215,200
Ramesh L. Ratan........    25,000           6.0%          $13.50         2/2/2006    $212,250    $  538,000
Alexis P. Malozemoff...    20,000           4.8%          $13.50         2/2/2006    $169,800    $  430,400
John D. Scudiere.......    20,000           4.8%          $11.25        11/7/2005    $141,600    $  358,600
                           20,000           4.8%          $13.50         2/2/2006    $169,800    $  430,400

- - ---------------

(1) The exercise price per share of each option was equal to the fair market value per share of Common Stock on the date of grant. Options become exercisable over a five-year period and generally terminate 60 days following termination of the Senior Executive's employment with the Company or the expiration date, whichever occurs earlier. Certain options held by Dr. Yurek and Dr. Malozemoff (a) become immediately exercisable upon the death or disability of the employee as to the number of shares for which they would have become exercisable if employment with the Company had continued for twelve months after the date of death or disability, or (b) continue to become exercisable for twelve months after the date of termination of employment by the Company.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercises of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.


OPTION EXERCISES AND HOLDINGS

     The following table sets forth certain information concerning each exercise of a stock option during fiscal 1996 by each of the Senior Executives and the number and value of unexercised options held by each of the Senior Executives on March 31, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK
                                                                  UNDERLYING
                                                                 UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                  OPTIONS AT         THE-MONEY OPTIONS
                                NUMBER OF                      FISCAL YEAR-END      AT FISCAL YEAR-END(2)
                                 SHARES                         --------------     ------------------------
                               ACQUIRED ON        VALUE          EXERCISABLE/           EXERCISABLE/
            NAME                EXERCISE       REALIZED(1)      UNEXERCISABLE           UNEXERCISABLE
            ----               -----------     -----------     ----------------       -------------------
Gregory J. Yurek.............          0        $      0        272,125/275,375       $2,663,920/$461,161
Gero Papst...................          0               0         55,500/ 82,000          197,048/ 215,149
Ramesh L. Ratan..............          0               0         25,000/125,000                0/  12,500
Alexis P. Malozemoff.........     15,000         175,750         82,825/134,925          655,214/ 124,338
John D. Scudiere.............          0               0         14,000/ 81,000                0/  65,000

- - ---------------

(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2) Based on the fair market value of the Common Stock on March 29, 1996 ($14.00 per share), less the option exercise price.


EMPLOYMENT AGREEMENTS WITH SENIOR EXECUTIVES

     Dr. Yurek and Dr. Malozemoff are each party to an employment agreement with the Company. The term of each agreement commenced on December 4, 1991 and continues until terminated as follows: by the employee, at any time on or after December 4, 1992, upon at least 90 days prior notice; by the Company for cause (as defined in the employment agreement); by the Company without cause (in which case, for a 12-month period following the date of termination, the employee shall continue to receive his salary and other benefits and his stock options shall continue to vest); or as a result of the death or disability of the employee (in which case his stock options shall become immediately exercisable for the number of additional shares as to which it would have become exercisable if his employment had continued for an additional 12 months). Under the terms of each employment agreement, the employee agreed that, among other things, he will not engage in a business competitive with that of the Company until one year after the later of the termination of the employee's employment with the Company or the expiration of the one-year period during which the employee's compensation and benefits continue in the event of an employment termination without cause. The Company has the right to extend the period for which these restrictions remain in effect for an additional one-year period by continuing the employee's salary and benefits for this additional period.

     Dr. Papst is a party to an employment agreement with American Superconductor Europe GmbH, a wholly owned subsidiary of the Company ("ASC Europe"). The term of the agreement commenced on January 1, 1993 and continues until terminated as follows: by either party upon at least 12 months' notice; by ASC Europe if Dr. Papst is dismissed from his position as Managing Director of ASC Europe as a result of German corporate law; or by either party for cause (as defined in the employment agreement). Under the terms of the employment agreement, Dr. Papst agreed that he will not engage in a business competitive with that of the Company or ASC Europe until two years after the termination of the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Vander Sande, Mr. Crisp and Dr. McKinney, non-employee directors of the Company, each served on the Compensation Committee for all of fiscal 1996. Dr. McKinney served as President of the Company from its founding until March 1989 and as Chairman of the Board from its founding until December 1989.

CERTAIN BUSINESS RELATIONSHIPS

     Between April 18, 1994 and November 1, 1994, the Company made a series of loans to Dr. Yurek in the aggregate amount of $650,000. These loans bear interest at rates ranging from 4.51% to 6.34% per annum, which in each case is based on the then Applicable Federal Rate as announced by the Internal Revenue Service for a loan of the applicable duration. These loans are secured by a pledge by Dr. Yurek's wife of her beneficiary interest in an insurance policy on the life of Dr. Yurek. By vote of the Compensation Committee at a meeting on May 12, 1995, the Company forgave $100,000 of the principal of the loans made on April 18, 1994, May 23, 1994 and August 19, 1994, and the associated interest and the remainder of the loans were consolidated. By vote of the Compensation Committee at a meeting on April 17, 1996, the Company forgave an additional $106,744 of the principal of the outstanding loan. The principal and interest on the remaining loan are repayable on November 1, 1996.

     The Company has adopted a Code of Business Conduct which, among other things, prohibits its officers and employees from having any significant interest in an enterprise with whom the Company has material business dealings, or engaging in any business or financial activity that may conflict with that of the Company.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     This report addresses the compensation policies of the Company applicable to its officers during fiscal 1996. The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer. In fiscal 1996, the Board of Directors did not modify in any material way or reject any action or recommendation of the Committee with respect to executive officer compensation.

     The objectives of the Committee in determining executive compensation are
(i) to recognize and reward exceptional performance by the Company's executives,
(ii) to provide incentive for high levels of current and future performance, and
(iii) to align the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee believes that an executive compensation program that achieves these objectives will not only properly motivate and compensate the Company's current officers, including the Chief Executive Officer, but will enable the Company to attract other officers that may be needed by the Company in the future.

     The executive compensation program is implemented through three principal elements -- base salary, an annual incentive plan based on individual contributions to corporate success and stock option grants.

     In establishing the salary of officers, including the Chief Executive Officer, the Committee considers the individual performance of the officer, the performance of the Company as a whole, the nature of the individual's responsibilities, historic salary levels of the individual, and the median level of cash compensation paid to officers in comparable positions at other companies whose business and/or financial position is similar to that of the Company. For purposes of this comparison, the Committee considers the executive compensation of a range of public technology-oriented companies whose business, stage of development, financial position and/or recent financial performance are similar to that of the Company, as well as the companies included in the Peer Index in the Stock Performance Graph. The Committee has determined that the salaries paid to the Company's officers, including the Chief Executive Officer, are appropriately positioned relative to the median cash compensation levels for executives with comparable responsibilities in similar firms and the contributions of the individuals to the success of the firm.

     In 1996, the Committee implemented an annual incentive compensation plan for all officers, including the Chief Executive Officer. Awards under the plan reflect individual contributions to the achievement of predetermined Company objectives, including financial objectives, product development objectives, and marketing and business development objectives. At this stage of the Company's development, the Committee believes it is appropriate for officers to have a portion of their annual cash compensation dependent upon performance in that year, and the Committee may consider increasing the "at risk" portion of executive compensation over time. Bonuses were awarded for 1996 performance because the Company achieved key corporate objectives for the year including both technical progress as exemplified by demonstrations of prototype power cables and motors, and the successful negotiation of key strategic relationships with Inco, Pirelli, and the Electric Power Research Institute.

     The Committee uses stock options as a significant element of the compensation package of the officers, including the Chief Executive Officer, because they provide an incentive to executives to maximize stockholder value, because they reward the officers only to the extent that stockholders also benefit, and because the vesting of the options (the options generally become exercisable in installments over a five-year period) serves as a means of retaining these officers. In making stock option grants to officers, the Committee considers the performance of the officer, the responsibilities of the officer, the executive's current stock or option holdings, and the median levels of long term incentives paid to officers with comparable responsibilities in similar companies, including the companies included in the Company's Peer Index in the Stock Performance Graph. It has been the practice of the Compensation Committee to fix the exercise price of options granted at 100% of the fair market value of the Common Stock on the date of grant.

     The Board of Directors recognizes that it is essential for officers of the Company to establish and maintain an ownership position in the Company. In order to ensure that this expectation is met, the Board of Directors has established guidelines relating to stock ownership and disposition for all officers under which an officer is strongly encouraged to establish and maintain ownership of shares in an amount directly proportional to the number of shares exercised. The Committee considers each officer's compliance with these guidelines in the establishment of ongoing option grants. All officers, including the Chief Executive Officer, are in compliance with this policy.

     In evaluating corporate and individual performance for the purposes of determining salary levels, awarding bonuses and granting stock options, the Committee considers the progress and success of the Company with respect to matters such as product development, strategic alliances, and enhancement of the Company's patent and licensing position, as well as changes in scope of responsibility for specific individuals.

     The Committee also takes into account, to the extent it believes appropriate, the limitations on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code in determining compensation levels and practices.

                                          COMPENSATION COMMITTEE

                                          Peter O. Crisp
                                          George W. McKinney, III
                                          John B. Vander Sande

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from December 11, 1991 (the date the Company's Common Stock commenced public trading) to March 31, 1996 (the end of fiscal
1996) with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and (ii) an index of five companies in a line of business similar to the Company's (the "Peer Index"). The Peer Index is comprised of Biomagnetic Technologies, Inc., Intermagnetic General Corporation, Superconductor Technologies, Inc., Conductus, Inc. and Illinois Superconductor Corporation. The Company believes these five companies are the only companies whose business is similar to that of the Company and whose stock has been publicly traded for at least one year. This graph assumes the investment of $100.00 on December 11, 1991 in the Company's Common Stock, the Nasdaq Index and the Peer Index, and assumes any dividends are reinvested. Measurement points are March 31, 1992, March 31, 1993, March 31, 1994 and March 31, 1995 and March 31, 1996 (the Company's last five fiscal year ends).


      Measurement Period
    (Fiscal Year Covered)           Company       Peer Index        Nasdaq
12/11/91                            100.00          100.00          100.00
3/92                                140.00          115.00          116.00
3/93                                155.00           84.00          133.00
3/94                                270.00           86.00          144.00
3/95                                230.00           73.00          160.00
3/96                                163.00          127.00          217.00


                   APPROVAL OF THE 1996 STOCK INCENTIVE PLAN

     On February 2, 1996, the Compensation Committee of the Board of Directors of the Company adopted, subject to stockholder approval, the 1996 Stock Incentive Plan (the "Plan") covering 1,400,000 shares of the Company's Common Stock.

     The purpose of the Plan is to advance the interests of the Company by enhancing the Company's ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success (including growth through potential acquisitions, in which case a sufficient number of shares of the Company's Common Stock must be available in the Plan). The Board of Directors of the Company believes the Plan is in the best interests of the Company and its stockholders, and recommends a vote in favor of this proposal.

     The Plan is summarized below. This summary is qualified in all respects by reference to the full text of the Plan, copies of which are available upon request to the Chief Financial Officer of the Company.

SUMMARY OF THE PLAN

     The Plan provides for the grant of stock options, stock appreciation rights, performance shares and restricted and unrestricted stock awards to employees, officers and directors of, and consultants or advisers to, the Company. The Plan is administered by the Board of Directors. As of May 31, 1996, the Company had 134 employees, all of whom were eligible to participate in the Plan.

     Under the Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("incentive stock options"), or options not intended to qualify as incentive stock options ("nonstatutory options"). Incentive stock options may only be granted to employees of the Company. The Board of Directors shall have the discretion to accelerate the vesting of the options granted under the Plan.

     Subject to the provisions of the Plan, the Board of Directors has the authority to select the participants to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years or five years in the case of incentive stock options granted to stockholders owning in excess of 10% of the Company's Common Stock). The Board of Directors may, in its sole discretion, include additional provisions in any option or award granted or made under the Plan, so long as not inconsistent with the Plan or applicable law. The Board of Directors may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the Plan may be exercised.

     Payment of the option exercise price may be made in cash, shares of Common Stock, delivery of a promissory note payable on terms specified by the Board of Directors, delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price or any combination of the foregoing.

     Incentive stock options are nontransferable other than by will or the law of descent and distribution and are exercisable during the lifetime of the option holder only while the option holder is in the employ of the Company, or within three months after termination of employment. In the event that termination is due to death or disability, or if death occurs within three months after termination, the option is exercisable for a one-year period thereafter.

     The Board of Directors may grant Stock Appreciation Rights ("SARs") entitling recipients, upon the exercise of the SAR, to an amount of cash, Common Stock, or a combination thereof (as the Board of Directors determines) equal to the excess of the fair market value of Common Stock on the date of exercise of the SAR over the fair market value on the date of the award of the SAR. SARs may be granted in tandem with or independently of options granted under the Plan. A SAR granted in tandem with an option which is not an incentive stock option may be granted either at or after the time the option is granted. A SAR granted in tandem with an incentive stock option may be granted only at the time the option is granted. Certain provisions apply when SARs are granted in tandem with options. A SAR not granted in tandem with an option becomes exercisable at such time or times and on such conditions as the Board of Directors may specify. The Board of Directors may accelerate the time at which all or any part of the SAR may be exercised.

     The Board of Directors may make performance share awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals. Performance share awards may be granted in connection with or independent of any other award under the Plan. The Board of Directors in its sole discretion shall determine the performance goals applicable under each award and other limitations and conditions applicable to the performance share awards. Performance share awards and all rights with respect to such awards may not be sold, assigned, transferred, pledged or otherwise encumbered. The Board of Directors may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any performance share award.

     The Board of Directors may grant restricted stock awards entitling the recipient to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that certain conditions specified by the Board of Directors are not satisfied prior to the end of the applicable period or periods. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period, except as permitted by the Board. The Board of Directors, in its sole discretion, may also grant to recipients shares of Common Stock free of any restrictions. The Board of Directors determines the purchase price for each share of restricted and unrestricted stock, which may not be less than the par value of the Common Stock. The purchase price may be paid in the form of past services or such other lawful consideration as the Board of Directors may determine. The Board of Directors may at any time accelerate the expiration of the restricted period applicable to all or any particular outstanding shares of restricted stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax treatment of incentive stock options and nonstatutory stock options. The tax consequences recognized by an optionee may vary; therefore, an optionee should consult his or her tax advisor for advice concerning any specific transaction.

     Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option granted under the Plan (provided that the difference between the option exercise price and the fair market value of the stock on the date of exercise must be included in the optionee's "alternative minimum taxable income" as described below), and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and (ii) one year from the date of exercise (the "Statutory Holding Period"), any gain to the optionee upon a sale of such shares will be treated as a capital gain. The gain recognized upon the sale of the stock is the difference between the sale price and the option price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to cause all such increase to be treated as capital gain.

     If the optionee sells the shares prior to the expiration of the Statutory Holding Period (a "Disqualifying Disposition"), he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the sale less the option price, and the Company will receive a corresponding business expense deduction. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and as a short-term capital loss if the shares are held for a shorter period.

     Special rules may apply to options held by persons who are required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, or any successor provision ("Reporting Persons"). If the optionee making a Disqualifying Disposition is a Reporting Person, and the option was exercised within six months of the date of grant, the amount of ordinary income (and the amount of the Company's business expense deduction) will be equal to the lesser of (i) the fair market value of the shares on the date that is six months after the date of grant less the option price, or (ii) the sale price less the option price.

     For purposes of the "alternative minimum tax" applicable to individuals, the exercise of an incentive stock option is treated in the same manner as the exercise of a nonstatutory option. Thus, an optionee must, in the year of option exercise, include the difference between the exercise price and the fair market value of the stock on the date of exercise in alternative minimum taxable income. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at a rate of 26% to 28% but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

     Nonstatutory Stock Options. No taxable income is recognized by the optionee upon the grant of a nonstatutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price (and the Company is required to withhold an appropriate amount for tax purposes). However, the following special rules apply to Reporting Persons. If a Reporting Person exercises the option within six months of the date of grant, upon exercise of such option no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant, unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value at the time of exercise recognized as ordinary income as of the time of exercise.

     The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to the limitations of Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

     This tax summary is general and does not apply to gifts or any dispositions other than sales. Also, under certain circumstances, a grantee may be entitled to a credit for alternative minimum tax already paid. For advice as to your specific situation, you should consult your tax advisor. In addition, in some individual cases, it will be important to consider the state and federal tax consequences of participation in the Plan and the effect, if any, of gift, estate and inheritance taxes.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent auditors for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent auditors since the Company's inception. Although stockholder approval of the Board of Directors' selection of Coopers & Lybrand L.L.P. is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of Coopers & Lybrand L.L.P.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

     Richard Drouin was elected to the Board of Directors on February 23, 1996 and filed a Form 3 reporting this beneficial ownership of shares of the Company's Common Stock on March 8, 1996, four days after the required filing date. The Company believes that during the fiscal year ended March 31, 1996, all other officers, directors and holders of 10% of the Company's Common Stock complied with all Section 16(a) filing requirements.

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Westborough, Massachusetts not later than February 27, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          RAMESH L. RATAN, Secretary

July 29, 1996

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                Appendix A



                       AMERICAN SUPERCONDUCTOR CORPORATION

                            1996 STOCK INCENTIVE PLAN

1.       Purpose
         -------

         The purpose of this 1996 Stock Incentive Plan (the "Plan") of American Superconductor Corporation, a Delaware corporation (the "Company"), is to advance the interests of the Company by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

2.       Definitions
         -----------

         "Award" means any Option, Stock Appreciation Right, Performance Shares, Restricted Stock or Unrestricted Stock awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that so long as the Common Stock is registered under Section 12 of the Exchange Act and Rule 16b-3 under the Exchange Act ("Rule 16b-3") incorporates the concept of disinterested administration, each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3.

         "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

         "Company" means American Superconductor Corporation and, except where the context otherwise requires, all present and future subsidiaries of American Superconductor Corporation as defined in Section 424(f) of the Code.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

         "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonstatutory Stock
Option.

         "Participant" means a person selected by the Board to receive an Award under the Plan.

         "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals established for a Participant under Section 8.

         "Reporting Person" means a person subject to Section 16 of the Exchange Act or any successor provision.

         "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

         "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

         "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

         "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

3.       Administration
         --------------

         The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the

Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

4.       Eligibility
         -----------

         All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

5.       Stock Available for Awards
         --------------------------

         (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 1,400,000 shares of Common Stock. Notwithstanding the foregoing, the number of shares of Common Stock for which Performance Share Awards may be granted may not exceed 25% of the total number of shares of Common Stock for which Awards may be made under the Plan (as such number may be increased from time to time). If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code and provided that shares made available pursuant to this sentence shall be available for Awards to Reporting Persons only to the extent consistent with Rule 16b-3. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         (b) In the event that there occurs any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

         (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company (or a subsidiary of the Company) or the acquisition by the Company (or a subsidiary of the Company) of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (d) Subject to adjustment under Section 5(b), the maximum number of shares with respect to which an Award may be granted to any employee under the Plan shall not exceed 250,000 per calendar year. For purposes of calculating such maximum number, (a) an Award shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding Award or issuance of a new Award in substitution for a cancelled Award shall be deemed to constitute the grant of a new additional Award separate from the original grant of the Award that is repriced or cancelled.

6.       Stock Options
         -------------

         (a) General
             -------

                  (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares of Common Stock to be covered by each Option, the option price of such Option and the conditions and limitations applicable to the exercise of such Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

                  (ii) The Board shall establish the exercise price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

                 (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

                  (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Board at or after the award of the Option, by (A) delivery of shares of Common Stock owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair Market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board,
(C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

                   (v) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

                  (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

         (b)      Incentive Stock Options
                  -----------------------

                  Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

                   (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The

Option exercise period shall not exceed ten years from the date of grant.

                   (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(b) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                         (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                         (y) The option exercise period shall not exceed five years from the date of grant.

                  (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

                   (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

                         (x) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), PROVIDED, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

                         (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

                         (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date of disability (or within such lesser period as may be specified in the applicable Option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

                    (v) Incentive Stock Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

7.       Stock Appreciation Rights
         -------------------------

         (a) The Board may grant SARs entitling recipients on exercise of the SAR to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Common Stock between the date of the Award and the exercise of the Award. A SAR shall entitle the Participant to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant SARs that provide that, following a change in control of the Company (as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Common Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such change in control over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

         (b) SARs may be granted in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A SAR granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

         (c) When SARs are granted in tandem with Options, the following provisions will apply:

                  (i) The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

                 (ii) The SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR.

                (iii) The Option will terminate and no longer be exercisable upon the exercise of the related SAR.

                 (iv) The SAR will be transferable only with the related
Option.

                  (v) A SAR granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

         (d) A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify.

         (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

8.       Performance Shares
         ------------------

         (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

         (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

         (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

         (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

9.       Restricted and Unrestricted Stock
         ---------------------------------

         (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

         (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

         (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Common Stock free of any restrictions under the Plan ("Unrestricted Stock").

         (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

         (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

10.      General Provisions Applicable to Awards
         ---------------------------------------

         (a) APPLICABILITY OF RULE 16b-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, or any successor provision, and then only to Reporting Persons.

         (b) REPORTING PERSON LIMITATIONS. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3, (i) any Option, SAR, Performance Share Award or other similar right related to an equity security issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I or the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative, and (ii) the selection of a Reporting Person as a Participant and the terms of his or her Award shall be determined only in accordance with the applicable provisions of Rule 16b-3.

         (c) DOCUMENTATION. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board (or its designee) considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

         (d) BOARD DISCRETION. Except as otherwise provided by the Plan, each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

         (e) TERMINATION OF STATUS. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

         (f) MERGERS, ETC. In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options or SARs in exchange for the termination of such Options and SARs, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

         (g) WITHHOLDING. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (h) FOREIGN NATIONALS. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

         (i) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (j) CANCELLATION AND NEW GRANT OF OPTIONS. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

         (k) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

11.      Miscellaneous
         -------------

         (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

         (c) EXCLUSION FROM BENEFIT COMPUTATIONS. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

         (d) EFFECTIVE DATE AND TERM. The Plan shall become effective on April 17, 1996, the date it was adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. No Award may be made under the Plan after April 17, 2006, but Awards previously granted may extend beyond that date.

         (e) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for compliance with Rule 16b-3. Amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular Participant) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular Participant.

         (f) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                                         Adopted by the Board of Directors
                                         on April 17, 1996

    PROXY            AMERICAN SUPERCONDUCTOR CORPORATION                PROXY

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 6, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, revoking all prior proxies, hereby appoint(s) Gregory J. Yurek, Ramesh L. Ratan and Patrick J. Rondeau, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of American Superconductor Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, Two Technology Drive, Westborough Technology Park, Westborough, Massachusetts 01581 on Friday, September 6, 1996, at 9:00 a.m., local time, and at any adjournment thereof (the "Meeting").

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                         POSTAGE-PAID RETURN ENVELOPE.

     1. To elect the following six (6) directors (except as marked below) for the ensuing year.

        Nominees: Gregory J. Yurek, Frank Borman, Peter O. Crisp, Richard Drouin, George W. McKinney, III and John B. Vander Sande

         / / FOR all nominees (except as marked below)

         / / WITHHOLD authority to vote for all nominees

     For all nominees except the following nominee(s):

                           (Continued, and to be signed, on reverse side)


     2. To approve the 1996 Stock Incentive Plan.

       / / FOR            / / AGAINST           /  / ABSTAIN

     3. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the current fiscal year.

        / / FOR            / / AGAINST           /  / ABSTAIN

                                            Dated: , 1996

                                            -------------------------------
                                                       SIGNATURE

                                            -------------------------------
                                               SIGNATURE IF HELD JOINTLY

                                            PLEASE SIGN EXACTLY AS NAME
                                            APPEARS HEREON. IF THE STOCK IS
                                            REGISTERED IN THE NAMES OF TWO
                                            OR MORE PERSONS, EACH SHOULD
                                            SIGN. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES,
                                            GUARDIANS, ATTORNEYS AND
                                            CORPORATE OFFICERS SHOULD ADD
                                            THEIR TITLES.